UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 17, 2025
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Corpay, Inc.
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(Exact name of registrant as specified in its charter)
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Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400	Atlanta	30305
(Address of principal executive offices)	GA	(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	CPAY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on November 29, 2024, Tom Panther notified Corpay, Inc. (the “Company”) of his decision to resign as Chief Financial Officer (“CFO”) effective March 15, 2025. The Company’s search for a new CFO is ongoing. In the interim, on March 17, 2025, the Board of Directors of the Company appointed Alissa Vickery to serve as the Company’s interim CFO, effective immediately upon Mr. Panther's departure. Ms. Vickery, age 47, joined the Company in April 2011 and has served as the Company’s Chief Accounting Officer, since September 2020, and previously served as the Company’s interim CFO from September 2022 through May 2023. Since 2020, Ms. Vickery has held the title of Senior Vice President of Accounting and Controls, with oversight of external reporting, technical accounting and internal audit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corpay, Inc.

March 17, 2025	By: /s/ Daniel Fishbein
Daniel Fishbein
General Counsel

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).